Exhibit 10.2.2

              AMENDMENT No 1 TO CONTRACT Number T70102100 (IA7-C15)

            This Amendment (the "Amendment") is made as of the 7th day of May 2004 ("Effective Date").

      WHEREAS, Playboy Entertainment Group, Inc. and Loral SpaceCom Corporation, d/b/a Loral Skynet ("Loral") executed an agreement for the provision of service on transponder 15 of the Telstar 7 satellite effective as of 1 March 2001 (the "Agreement");

      WHEREAS, Playboy Entertainment Group, Inc. subsequently transferred and assigned the Agreement to Andrita Studios, Inc. effective as of 1 February 2004;

      WHEREAS, Intelsat LLC, a company organized and existing under the laws of Delaware, acquired the assets of Loral effective 17 March 2004, and, in connection with that acquisition, the Agreement was assigned to Intelsat USA Sales Corp. ("Intelsat"), a company also organized and existing under the laws of Delaware effective on the same date, and CUSTOMER has validly consented to said assignment;

      WHEREAS Telstar 7 has been renamed Intelsat Americas 7 (IA-7);

      WHEREAS Section 4 of the Agreement provides CUSTOMER with the option to extend the term of service, and CUSTOMER and Intelsat now desire to extend such term;

      NOW THEREFORE, in consideration of the promises herein exchanged and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree to amend the Terms and Conditions to the Agreement as described below:

A. All terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

B. All references to Skynet are replaced with "Intelsat," and all references to Telstar 7 are replaced with IA-7.

C. The term of service under Section 4 of the Agreement is extended until 31 January 2013. CUSTOMER shall have the option to extend the term of service under the Agreement to the end-of-life (EOL) of IA-7 by providing Intelsat with notice no less than six (6) months prior to the expiration of the current term (notice prior to July 31, 2013) at the monthly rate of $145,000.00.

D.    Section 7(ii) of the Agreement is deleted and replaced with:


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

         If to Intelsat:  Director, Contracts
                          Intelsat
                          3400 International Drive NW
                          Washington, D.C. 20008
                          Tel: 202 944 7200

         With a copy to:  General Counsel

            Except as herein amended, all other provisions of the Agreement shall remain in full force and effect. In the event of any conflict between the terms of this Amendment and those of the Agreement, the terms of this Amendment shall supersede those of the Agreement and exclusively govern the matter in question.

            IN WITNESS WHEREOF, the Parties hereto have executed or caused to be executed this Amendment as of the Effective Date first written above.

INTELSAT USA SALES CORP.


BY: /s/ Stephen R. Spengler
    ----------------------------------
Stephen R. Spengler
Director and President

ANDRITA STUDIOS, INC.


BY: /s/ Alexandra Atkins Shepard
    ----------------------------------
Alexandra Atkins Shepard
Vice President


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